Exhibit 99.2

BOASSO AMERICA CORPORATION

UNAUDITED INTERIM FINANCIAL STATEMENTS

BOASSO AMERICA CORPORATION

UNAUDITED BALANCE SHEET

	September 30, 2007	March 31, 2007
ASSETS

Current assets
Cash and cash equivalents	$590,083	$394,862
Accounts receivable	12,558,223	13,509,993
Other receivables	1,286,697	1,470,559
Inventory	1,437,215	1,280,019
Prepaid income taxes	1,443,386	1,407,835
Prepaid expenses	35,199	966,854
Deferred taxes	187,387	178,241

Total current assets	17,538,190	19,208,363
Cash surrender value of life insurance	164,996	164,996
Property and equipment, at cost less accumulated depreciation	5,667,181	5,970,265
Intangible assets, subject to amortization	70,819	70,819
Other noncurrent assets	80,895	80,895

Total assets	$23,522,081	$25,495,338

LIABILITIES

Current liabilities
Short-term notes	$—	$175,801
Accounts payable	2,445,262	3,389,533
Accrued expenses	3,391,953	4,018,123
Income taxes payable	1,618,425	61,587
Current portion of capital lease obligations	126,362	130,900
Current portion of long-term debt	351,907	347,100
Current portion of deferred compensation	9,427	9,060

Total current liabilities	7,943,336	8,132,104

Long-term debt, less current portion	1,229,469	1,422,320
Capital lease obligations, less current portion	401,302	465,388
Deferred compensation, less current portion	12,332	16,798
Due to shareholders	211,769	13,921
Deferred taxes	847,562	838,416

Total liabilities	10,645,770	10,888,947

SHAREHOLDERS’ EQUITY

Common stock, no par value, 1,000 shares authorized and issued, 970 shares outstanding	30,835	30,835
Treasury stock, 30 shares at cost	(90,873)	(90,873)
Retained earnings	12,936,349	14,666,429

Total shareholders’ equity	12,876,311	14,606,391

Total liabilities and shareholders’ equity	$23,522,081	$25,495,338

The accompanying notes are an integral part of these financial statements.

BOASSO AMERICA CORPORATION

UNAUDITED STATEMENTS OF INCOME

For the Six Months Ended September 30, 2007 and 2006

	2007	2006
Revenues	$37,399,479	$35,491,342

Direct cost of revenues	24,805,571	24,042,876

Gross profit	12,593,908	11,448,466

General and administrative expenses	8,849,612	7,826,217
Gain on disposal of assets	50,191	64,584

Operating profit	3,794,487	3,686,833

Other income (expense)
Interest expense	(87,728)	(38,406)

Total other income (expense)	(87,728)	(38,406)
Income before taxes	3,706,759	3,648,427

Income tax expense	1,556,839	1,360,863

Net income	$2,149,920	$2,287,564

PER SHARE DATA:
Net income per common share
Basic and diluted	$2,216	$2,358

Weighted average number of shares
Basic and diluted	970	970

The accompanying notes are an integral part of these financial statements.

BOASSO AMERICA CORPORATION

UNAUDITED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$2,149,920	$2,287,564
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	576,500	552,000
Gain on the disposal of assets	(50,191)	(64,584)
Deferred income taxes	—	133,288
Cash value of life insurance	—	—
(Increase) decrease in operating assets:
Accounts receivable	951,770	(977,611)
Other receivables	183,862	54,059
Inventory	(157,196)	(226,761)
Prepaid taxes	(35,551)	(429,957)
Prepaid expenses	931,655	573,262
Other noncurrent assets	—	74,039
Increase (decrease) in operating liabilities:
Accounts payable	(944,271)	776,539
Accrued expenses	(626,170)	(1,801,744)
Income taxes payable	1,556,838	1,256,532
Deferred compensation	(4,099)	(34,223)

Net cash provided by operating activities	4,533,067	2,172,403

Cash flows from investing activities:
Purchase of property and equipment	(273,416)	(1,726,001)
Proceeds from disposal of assets	50,191	64,584

Net cash used by investing activities	(223,225)	(1,661,417)

Cash flows from financing activities:
Increase in due to shareholders, net	197,848	188,650
Repayments under notes payable	—	(161,396)
Dividends paid	(3,880,000)	—
Repayments under line of credit	(175,801)	(523,854)
Repayments under long-term debt	(188,044)	(54,273)
Repayments under capital lease obligations	(68,624)	—

Net cash used by financing activities	(4,114,621)	(550,873)

Net increase (decrease) in cash	195,221	(39,887)

Cash and cash equivalents at beginning of year	394,862	56,945

Cash and cash equivalents at end of year	$590,083	$17,058

The accompanying notes are an integral part of these financial statements.

BOASSO AMERICA CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1)	Nature of the business

Boasso America Corporation (the Company), a Louisiana based corporation operates a full service container terminal. The Company’s principal lines of business are providing container repair, storage, handling, sales, cleaning and drayage service. Drayage service accounts for approximately 50% of revenues. The Company has operations in New Orleans, Detroit, Charleston, Houston, Chicago and Jacksonville.

2)	Estimates

In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

3)	Inventory

Inventory consists of the following:

September 30, 2007
Container boxes and tanks	$506,116
Parts	915,776
Supplies	15,323

$1,437,215

4)	Line of credit

The Company has a $3,000,000 revolving line of credit with a bank for its working capital needs. The interest rate on the line is equal to the bank’s prime rate or the LIBOR rate (as defined in the Loan Agreement). The line expired on September 30, 2007 and was extended through December 31, 2007. Collateral for the line of credit, includes a first lien and security interest in the following: all present and future accounts and notes receivable, leasehold improvements, equipment, inventory, intangibles and personal property, funds on deposit at the bank, a $3,000,000 life insurance policy on the majority shareholder, the continuing guarantee of the Company and a personal guarantee by the majority shareholder. The line also secures an irrevocable letter of credit totaling approximately $267,000 for the Company’s commitment under its workers compensation program

The agreement underlying all debt to the bank includes various covenants, which provide among other things, for the maintenance of a minimum debt to equity ratio, current ratio, minimum net worth level, and places certain restrictions on the payment of dividends and other expenditures. As of September 30, 2007, the Company was in compliance with such financial covenants.

5)	Operating lease commitments

The Company has a lease through March 2014 for its Detroit facility with B.W.R. Realty, LLC, a related entity controlled by the majority shareholder. Monthly lease payments are $6,500 a month.

The Company has a lease through June 2008 for its Houston facility with W.J.B. Realty, LLC, a related entity controlled by the majority shareholder. Monthly lease payments are $55,000 a month.

BOASSO AMERICA CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The Company had a lease for property in Houston through June 2010 with W.S.R. Realty, LLC, a related entity owned by three shareholders. Monthly lease payments were $10,250 per month. This lease was terminated in March 2007.

The Company had a one-year lease with an unrelated entity in Mobile, Alabama until August 2007 that was terminated in May 2007.

6)	Commitments and Contingencies

The Company is contingently liable as a guarantor with respect to approximately $3,770,000 of indebtedness of B.W.R. Realty, LLC and W.J.B. Realty, LLC, two related entities that are controlled by the majority shareholder. No material loss is anticipated by reason of such guarantee.

The Company is contingently liable as a guarantor with respect to approximately $250,000 of indebtedness of Brittany Place, Inc., a related entity that is owned by the majority shareholder and a family member of the majority shareholder. No material loss is anticipated by reason of such guarantee.

The Company is contingently liable as a guarantor with respect to approximately $350,000, of indebtedness of Nine Lives Properties LLC, a related entity that is owned by three shareholders and a family member of the majority shareholder. No material loss is anticipated by reason of such guarantee.

7)	Subsequent Event

On August 2, 2007, the Company’s shareholders entered into a stock purchase agreement with Quality Distribution, LLC agreeing to sell their shares of the Company’s stock for $59.8 million in cash, subject to certain adjustments. On December 18, 2007, this stock purchase agreement was amended to reduce the gross purchase price by $1.0 million, which was consummated and resulted in a change of control of the Company.